UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 23, 2010

USEC Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-14287	52-2107911
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2 Democracy Center, 6903 Rockledge Drive, Bethesda, Maryland		20817
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(301) 564-3200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On March 23, 2010, USEC Inc. ("USEC" or the "Company") and the United States Department of Energy ("DOE") entered into a Cooperative Agreement (the "Agreement"). The Agreement provides for DOE support for continued activities in connection with the Company’s American Centrifuge uranium enrichment gas centrifuge technology.

The Agreement provides for pro rata cost sharing between USEC and DOE for a scope of work related to the Company’s American Centrifuge technology demonstration and manufacturing activities, with a total estimated cost of $90 million. The Agreement is for work performed from January 1, 2010 through December 31, 2010. Under the Agreement, DOE will accept title to quantities of depleted uranium that will enable USEC to release encumbered funds for approximately 50% of the total estimated cost of the project scope up to $45 million. Depleted uranium is generated as a result of operation of the Company’s gaseous diffusion plant in Paducah, Kentucky. Under USEC’s license with the Nuclear Regulatory Commission, USEC must guarantee the disposition of this depleted uranium with financial assurance. USEC will remain responsible, at its expense, for the storage of the transferred depleted uranium until DOE takes custody and possession of the material. USEC will provide cost sharing equal to 50% of the total estimated cost of $90 million. If USEC determines that it is unable to provide cost sharing of at least $45 million, DOE’s obligations will be adjusted pro rata.

The foregoing summary of the Agreement is qualified in its entirety by reference to the full text of the Agreement filed as Exhibit 10.1 to this report.

The Company, or its subsidiaries, is also a party to a number of other agreements or arrangements with the U.S. government, including the Agreement dated June 17, 2002 between DOE and USEC, as amended, and related agreements, as described in the Company’s annual report on Form 10-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number-Description

10.1-Cooperative Agreement dated March 23, 2010 between the U.S. Department of Energy and USEC Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USEC Inc.

March 23, 2010	By:	/s/ John C. Barpoulis

Name: John C. Barpoulis
Title: Senior Vice President and Chief Financial Officer (Principal Financial Officer)

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Exhibit Index

Exhibit No.	Description

10.1	Cooperative Agreement dated March 23, 2010 between the U.S. Department of Energy and USEC Inc.